Exhibit 11
                                                                          Page 1

                         CANDIES, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                       For the Three Months
                                                          Ended July 31,
                                                    ---------------------------
                                                       1994            1993
                                                    -----------     -----------
Net income (loss)                                   $   997,984     ($1,865,887)
                                                    ===========     ===========

Weighted average shares outstanding                   5,740,417       4,680,692

Common stock equivalents based on the
  treasury stock method using
  average market price                                    6,860               0
                                                    -----------     -----------
Total shares outstanding                              5,747,277       4,680,692
                                                    ===========     ===========
Net income (loss) per share
  primary and fully diluted                               $0.17          ($0.40)
                                                    ===========     ===========


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                                                                      Exhibit 11
                                                                          Page 2

                         CANDIES, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                        For the Six Months
                                                          Ended July 31,
                                                    ---------------------------
                                                       1994            1993
                                                    -----------     -----------
Net income (loss)                                   $   336,323     ($3,553,289)
                                                    ===========     ===========

Weighted average shares outstanding                   5,276,540       3,828,894

Common stock equivalents based on the
  treasury stock method using
  average market price                                    7,718               0
                                                    -----------     -----------
Total shares outstanding                              5,284,258       3,828,894
                                                    ===========     ===========
Net income (loss) per share
  primary and fully diluted                               $0.06          ($0.93)
                                                    ===========     ===========